Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	A.J. Tangeman
General Counsel
		(206) 674-3441	FOR IMMEDIATE RELEASE

Expeditors Receives Statement of Objections from European Commission

SEATTLE, WASHINGTON – February 10, 2010, Expeditors International of Washington, Inc. (NASDAQ:EXPD), the international freight forwarding and logistics company, said that on February 10, 2010, the company and its Hong Kong subsidiary, Expeditors Hong Kong Ltd. (together, “Expeditors”) received a Statement of Objections (“SO”) from the European Commission. The SO initiates a proceeding against Expeditors alleging possible anti-competitive behavior contrary to European Union rules on competition. Specific to Expeditors, the allegations in the SO are limited to the period from August 2005 to June 2006 and only concern airfreight trade lanes between South China/Hong Kong and the European Economic Area. Expeditors intends to vigorously defend itself against the allegations. Should Expeditors be found to have committed an infringement against European Union anti-competition laws, it may result in material fines and penalties.